Exhibit 10.31
                                                                   -------------

                                 LEASE AGREEMENT


         This Lease Agreement ("Lease") is entered into this 21st day of
                                                             ----
February 2003 ("Effective Date"), by and between Triple Net Investments XIII,
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L.P., a New Jersey limited partnership or its assigns ("Landlord"), whose mailing address is 171 Route 173, Suite 201, Asbury, NJ 08802 and Paragon Technologies, Inc., a Delaware corporation, ("Tenant"), whose mailing address is 600 Kuebler Road, Easton, PA 18040.

1. LEASE OF BUILDING; TERM. Landlord hereby leases to Tenant all that certain office space comprised of approximately 25,000 square feet ("Leased Premises") in that certain 173,000 square foot building ("Building") known as 600 Kuebler Road, Easton, Pennsylvania and further described on the attached Exhibit A, which is incorporated herein by reference (the "Property") (the
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Building and the Property are sometimes herein collectively called the
"Premises") to be used and occupied for the purpose of operating a commercial office for Tenant's business for the term of five (5) years (the "Term"), commencing on the Effective Date of the Lease. The parties agree to execute a memorandum expressing the commencement and termination dates and the renewal term dates upon the determination thereof.

2. RENTAL. The rental to be paid by Tenant during the Term of this Lease (the "Rent") shall be payable, without any prior demand therefore, monthly as follows:

Lease Years       Sq. Ft.      Rate     Annual Rent    Monthly Rent     Total Rent
-----------       -------      ----     -----------    ------------     ----------
Year 1            25,000       $8.25    $206,250.00    $17,187.50      $206,250.00
Year 2            25,000       $8.50    $212,437.50    $17,703.12      $212,437.50
Year 3            25,000       $8.75    $218,810.62    $18,234.21      $218,810.62
Year 4            25,000       $9.01    $225,374.94    $18,781.24      $225,374.94
Year 5            25,000       $9.28    $232,136.19    $19,344.68      $232,136.19

         TOTAL                                                         $1,095,009.25


payable in advance on the first day of each month to Landlord, at the address set forth above, or to such other party or at such other place as Landlord may from time to time in writing designate. The Rent shall be adjusted upwards or downwards based upon the square footage leased hereunder.

3.      OPERATING EXPENSES.

        a. In addition to Rent, Tenant shall pay to Landlord, commencing on the Effective Date and continuing throughout the Term, Tenant's Proportionate Share of Operating Expenses (as hereinafter defined), which payment shall otherwise be due and payable at the same time and in the same manner as Rent. Tenant shall pay monthly in advance an estimated Tenant's Proportionate Share of Operating Expenses, as determined by Landlord from time to time, in accordance with the balance of this Section.



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


        b. "Tenant's Proportionate Share" shall mean a fraction, the numerator of which shall be the leasable floor area of the Leased Premises and the denominator of which shall be the leasable floor area of the Building. Tenant's Proportionate Share, based upon the square footage of the Leased Premises leased by Tenant, is currently 14.45%.

        c. "Operating Expenses" shall mean the following expenses incurred or paid by Landlord in connection with the operation, repair and/or maintenance of the Property, but not including expenses incurred or paid that benefit one particular tenant and no others: (i) real property taxes and other taxes and charges levied in lieu thereof, general and special public assessments, taxes or other non-capital charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation, and taxes or other charges on rentals or the use, occupancy or renting of space; (ii) premiums and fees for fire and extended coverage insurance, insurance against loss or rentals for space and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may be reasonably required by Landlord or the holder of any mortgage encumbering the Property or any part thereof; (iii) water and sewer connection and service charges, common area electricity and other utility charges not separately metered to tenants of the Property; (iv) all maintenance and repair costs including, but not limited to, repairs and replacements of supplies and equipment, snow, ice and debris and rubbish removal, paving and striping, lawn and general grounds upkeep, maintenance, repair and replacement of all HVAC, electrical, plumbing and sprinkler systems and equipment, and the costs of all labor, materials and supplies incidental thereto; (v) management fees payable to the managing agent of the Property (such fee shall be capped at 4.5% of gross rents); and (vi) any and all other expenditures of Landlord incurred in connection with the operation, repair or maintenance of the Property which are properly expensed in accordance with generally accepted accounting principles consistently applied. All service related contracts shall be negotiated by Landlord at arms length.

        d. Within thirty (30) days of the date hereof, Landlord shall advise Tenant in writing of the estimated Operating Expenses for the first Lease Year (as hereinafter defined) and any interim period, if any, Tenant's Proportionate Share and Landlord's initial monthly estimate of Tenant's Proportionate Share of Operating Expenses for the first Lease Year. Tenant shall pay the first installment of the monthly estimated Tenant's Proportionate Share of Operating Expenses within thirty (30) days of notice of the amount thereof.

        e. Within ninety (90) days following the end of each Lease Year, Landlord shall advise Tenant in writing of the actual Operating Expenses for the preceding Lease Year. If the actual Tenant's Proportionate Share of Operating Expenses for any calendar year, or other period of twelve (12) months as may hereafter be adopted by Landlord as its fiscal year, during the Term (each a "Lease Year") are greater than the total estimated Tenant's Proportionate Share of Operating Expenses paid for such Lease Year, Tenant shall pay the difference to Landlord with the next installment of Base Rent. If the actual Tenant's Proportionate Share of Operating Expenses for such Lease Year are



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


less than the total estimated Tenant's Proportionate Share of Operating Expenses paid for such Lease Year, Tenant shall receive a credit in the amount of the difference which shall be applied against the next installment(s) of estimated Tenant's Proportionate Share of Operating Expenses until a credit for the full amount is received. If the term expires before credit for the full amount is received Landlord shall pay Tenant any remaining balance on the termination date. Landlord's failure to provide such statement within the time frame provided under this provision shall not constitute a waiver of Landlord's right to bill and collect Tenant's Proportionate Share of Operating Expenses for such Lease Year(s). If Tenant occupies the Leased Premises, or any portion thereof, for less than a full Lease Year, Tenant's liability for Tenant's Proportionate Share of Operating Expenses for such period shall be calculated in proportion to the amount of time in such Lease Year that Tenant occupied the Leased Premises.

        f. With respect to the annual determination by Landlord of Tenant's Proportionate Shared Operating Expenses, Tenant, or its designee shall have the one time annual right, pursuant to the terms and conditions herein, to review all of Landlord's bills, records and invoices related to the Operating Expenses. Such review shall occur at such reasonable location designated by Landlord during normal working hours. As a condition precedent to Tenant's right to review the Operating Expenses billed by Landlord pursuant to this Paragraph 3, Tenant must pay the total amount billed by Landlord. This paragraph shall not limit Tenant's right to review all of Landlord's bills, records and invoices for any extraordinary charges or capital expenditures not related to such calculation of Tenant's Proportionate Share of Operating Expenses or pursuant to subparagraph h herein.

        g. In the event that Tenant reviews an Operating Expenses Statement and discovers a discrepancy in its favor, the amount of the discrepancy shall be, at Landlord's election, either credited by Landlord against future Operating Expenses owed by Tenant until a credit for the full amount is received (if the term expires before credit for the full amount is received Landlord shall pay Tenant any remaining balance on the termination date) or reimbursed by Landlord directly to Tenant. In the event the discrepancy in Tenant's favor is greater than ten (10) percent of the total Operating Expense Statement for the year in question, then Landlord shall pay Tenant's reasonable costs for such review.

        h. Landlord shall have the right, two times per year including the annual adjustment, throughout the Term, and during any one or more Lease Years, to adjust, by written notice to Tenant, the monthly estimate of Tenant's Proportionate Share of Operating Expenses. Pending any such adjustment, Tenant shall continue to pay the then existing monthly estimate of Tenant's Proportionate Share of Operating Expenses, but shall pay the adjusted monthly estimate of Tenant's Proportionate Share of Operating Expenses upon receipt of notice thereof.

4. SECURITY DEPOSIT. The Tenant shall provide a security deposit of $200,000.00 in the form of a Letter of Credit to the Landlord when the Tenant signs this Lease.



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


5. LICENSES AND PERMITS. Tenant shall be responsible to obtain the licenses or permits that may be required by any governmental agency or authority in order for Tenant to lawfully occupy the Leased Premises and conduct its business, which Tenant shall obtain at its sole cost and expense.

        Tenant shall comply with all applicable laws, ordinances, rules, regulations and orders of all duly constituted authorities, present or future, with regard to Tenant's business being conducted in the Leased Premises.

6.      LANDLORD'S SERVICES.

        (a) Landlord shall furnish cooled or heated air in season for comfortable occupancy of the Leased Premises under normal business operations; washroom facilities for use by Tenant in common with other tenants in the Building, snow and ice removal from all driveways parking areas and sidewalks and maintenance of landscaped areas. Landlord shall maintain the Premises, all structural elements of the Building and all Common Areas in good condition and repair, free from obstructions and safety hazards.

        In the event Landlord fails to maintain the Premises as provided above, Tenant may, at Tenant's option, but shall not be obligated to, perform such maintenance or repair to the Premises and shall deduct the cost of such expense from Rent.

        (b)   Tenant Access. Landlord shall provide an oversized double-door or
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garage door for delivery and removal of demonstration machinery and equipment for Tenant's operations and access to Tenant's space.

7. DELIVERY OF POSSESSION. Except as provided for in Section 6(b) above, Landlord shall deliver possession of the Property to Tenant in "as-is" and "where-is" condition.

8. AFFIRMATIVE COVENANTS OF TENANT. Tenant covenants and agrees that it will without demand:

        a. Pay Rent, its proportionate share of Operating Expenses and all other charges herein on the days and times that the same are made payable without fail, and without setoff, deduction or counter-claim, except as hereinafter set forth. If Tenant defaults in the payment of Rent or any other financial obligation hereunder and such default continues for ten (10) days after Tenant receives Landlord's notice thereof, or if Tenant defaults in the prompt and full performance of any other provision of this Lease and such default continues for thirty (30) days after Tenant receives Landlord's written notice thereof to Tenant, Landlord may forthwith terminate this Lease and Tenant's right to possession of the Leased Premises, and may seek any legal remedies available. Tenant shall pay a late charge at the rate of two percent (2%) of each dollar of Rent, or any other sum collectible under this Lease, not paid within ten (10) days after the same is due. If Landlord shall at any time or times accept said Rent or Rent charges after the same shall have become due and payable, such acceptance shall not excuse any future delays, or constitute, or be construed as a waiver of any of Landlord's rights. Tenant agrees that any charge or payment herein reserved, included or agreed to be treated or collected as Rent may be proceeded for and recovered by Landlord in the same manner as Rent due and in arrears.

        b. Comply with the reasonable rules and regulations from time to time made by Landlord for the safety, care, upkeep and cleanliness of the Leased Premises. Tenant agrees that such rules and regulations shall, when written notice thereof is given to Tenant, form a part of this Lease, effective upon receipt of same.

        c. Keep the Leased Premises in good order and condition, ordinary wear and tear, damage by fire or casualty and damages which are Landlord's obligation to repair excepted, and upon termination of this Lease to deliver up to Landlord the Leased Premises in the same condition as Tenant has herein agreed to keep them.

        d. Keep nothing which is explosive or which might increase the risk of fire or other casualty at the Leased Premises.

        e.    Keep trash within covered dumpsters or containers.

        f. Give to Landlord prompt written notice of any accident, fire or damage occurring on or to the Leased Premises within ninety six (96) hours of occurrence thereof.

        g. Peaceably deliver up and surrender the Leased Premises to Landlord at the expiration or sooner termination of this Lease and promptly deliver to Landlord at its office all keys for the Leased Premises.

        h. Conduct its business in the Leased Premises during normal business hours or at Tenant's option twenty-four (24) hours each day, seven days a week and use the Leased Premises without disturbing the possessions or quiet enjoyment of any other occupants.

9. OCCUPANCY AND ASSIGNMENT. All assignments or subleases shall require the Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary herein, Tenant shall be permitted to assign this Lease without Landlord's consent in the event Tenant is acquired or merges with another entity. For purposes herein, acquisition or merger shall be of more than fifty (50) percent of Tenant's assets or common stock.

10. NEGATIVE COVENANTS OF TENANT. Tenant covenants and agrees that it will do none of the following without the written consent of Landlord, which consent shall not be unreasonably withheld, or delayed.

        a. Except such signs as are in existence at the Effective Date, Tenant shall not place or allow to be placed a sign upon the Property or on the outside of the Building.



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


Signage that is permitted by local ordinance is excepted. In case of the breach of this covenant (in addition to all other remedies given to Landlord hereunder), Landlord shall have the right of removing such sign, projection or device and restoring the Premises to their former condition.

        b. Make any structural alterations, improvements or additions to the Building or Property without the written consent, not to be unreasonably withheld, conditioned or delayed, of the Landlord. Landlord shall designate ninety (90) days prior to the expiration of the then current lease term, whether said alterations, improvements, additions or fixtures and equipment shall remain on the Leased Premises or be removed by Tenant at the expiration or earlier termination of this Lease.

        c. Use, operate or maintain any machinery, equipment or fixture that, in Landlord's reasonable opinion, is harmful to the Building and appurtenances of which the Building is a part, or is disturbing to the other occupants of the Building, if any.

        d. Place any weights in any portion of the Building beyond the safe carrying capacity of the Building.

11. LANDLORD'S RIGHT TO ENTER. Tenant shall permit Landlord, Landlord's agents, cleaners or employees or any other person or persons authorized by Landlord, to inspect the Leased Premises during normal business hours upon reasonable notice, and if Landlord shall so elect, for making reasonable alterations, inspections, improvements or repairs to the Building or for any reasonable purpose in connection with the operation and maintenance of the Building. Notwithstanding the foregoing, in the event of an emergency Landlord shall not be obligated to notify Tenant of its intention to enter the Leased Premises.

12.     RELEASE AND INDEMNIFICATION OF LANDLORD.

        (a) Tenant releases Landlord and agrees to defend, indemnify and hold Landlord harmless from any claim by any person for any injury, death, damage, loss, liability or expense which arises upon, about, or in connection with the Leased Premises due to an occurrence during the Term or any period of occupancy by the Tenant, and arises due to:

        (i) the gross negligence of Tenant, its employees, agents or invitees; or
        (ii) the willful misconduct or criminal acts of Tenant, its employees, agents or invitees; or
        (iii) a breach by Tenant, its employees, agents or invitees of any environmental law that applies at any time during the Lease
              Term; or
        (iv) the stoppage, malfunction or breakdown of any of the systems serving the Leased Premises or the Building, including without limitation, the water system, the plumbing system, the sewer system, the drainage system, the sprinkler system, the electric system, the lighting, the gas system, or the heating, ventilating and air system for less than forty-eight (48) hours,


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


              unless said stoppage, malfunction or breakdown is due to improper installation or construction by Landlord, its contractors or is covered by contractors' warranties; or
        (v) the stoppage or reduction of utility service for less than forty-eight (48) hours, unless due to improper or faulty installation by Landlord or its contractors.

        (b) Notwithstanding anything to the contrary contained in this clause, Tenant's agreement to release, defend, indemnify and hold Landlord harmless shall not apply to the gross negligence or willful misconduct of the Landlord, its employees, or its agents. Landlord agrees to release, defend, indemnify and hold Tenant harmless from any claim by any person for any injury, death, damage, loss, liability or expense which arises from the gross negligence or willful misconduct of Landlord, its employees or agents.

13.     FIRE OR OTHER CASUALTY.

         If during the term of this Lease or any renewal or extension thereof, the Building is totally destroyed or is so damaged by fire or other casualty that the same cannot be repaired or restored within two hundred seventy (270) days from the date such casualty occurs, then this Lease shall absolutely cease and terminate and the rent shall abate for the balance of the term. In such case, Tenant shall pay the rent apportioned to the date of damage and Landlord may enter upon and repossess the Leased Premises upon thirty (30) days written notice to Tenant. If the damage caused as above can be repaired or restored within the timeframe identified above, Landlord shall promptly restore the Leased Premises to the condition it was in prior to such casualty and all rent and Tenant's proportionate share of Operating Expenses shall be abated or apportioned during the time Landlord is in possession. If the damage caused as above is only slight, Landlord shall repair whatever portion, if any, of the Leased Premises that may have been damaged by fire or other casualty. During such repair, Tenant shall pay rent only for that portion of the Leased Premises that is undamaged by such fire or other casualty.

14. INSURANCE. Tenant shall provide property, business interruption and liability insurance throughout the Term as follows:

        (a) Tenant shall maintain in force with respect to the Leased
Premises and the improvements Landlord and, or Tenant makes to the Leased Premises all risk property insurance. The policy by which Tenant provides that insurance shall name as an additional insured parties, Landlord and those of Landlord's mortgagees as Landlord designates to Tenant and must contain a mortgagee clause in favor of Landlord's designated mortgagees.

        (b) Tenant shall maintain in force all risk property insurance covering personal property Tenant places upon or installs within the Leased Premises in an amount equal to the replacement cost of that personal property.


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


        (c) Tenant shall maintain in force with respect to the Leased
Premises and to the improvements Tenant makes to the Leased Premises a policy of general liability insurance. The policy by which Tenant provides that insurance shall name, as additional insureds, the Landlord and Landlord's designated mortgagees against liability arising from Tenant's use, occupancy or maintenance of the Leased Premises and appurtenant areas. The limit of that insurance must be at least One Million Dollars ($1,000,000.00) per occurrence for bodily injury to or death of any persons or property damage. Tenant must cause the policy by which Tenant provides that general liability insurance to be endorsed to order to confirm that insurance is primary insurance.

        (d) Tenant shall maintain in force workmen's compensation insurance in accordance with the applicable laws and regulations.

        (e) Each policy of insurance that Tenant maintains in accordance with the terms of this Agreement must be written by insurance companies licensed to do business in the state where the Leased Premises are located, must be in form and substance reasonably satisfactory to Landlord and must provide that the insurer will cancel, terminate or materially change the policy only after it has given Landlord and Tenant written notice of the anticipated cancellation termination or material change at least thirty (30) days in advance of the time at which the cancellation, termination or material change becomes effective.

        (f) As soon as practicable but prior to occupancy, Tenant shall furnish to Landlord certificates of insurance reflecting that the policies Tenant has agreed to maintain are in force and it shall also provide certificates evidencing all renewals of those policies.

        (g) Each party waives and releases, to the extent of the proceeds that are or would be payable to it in respect of the policies of property insurance and business interruption insurance required by virtue of this Section, any and all rights of recovery, claim, action or cause of action that it may now or later have against the other or the other's agents, officers and employees by virtue of (i) any loss or damage that may occur to the Leased Premises, improvements to the Leased Premises or personal property within the Leased Premises or (ii) any diminution in the rent derived from the operation of the Leased Premises or in the revenue derived from the conduct of business within the Leased Premises, regardless of cause or origin, including, without limitation, the negligence of Landlord or Tenant or any of their respective representatives, agents, employees, contractors and invitees.

15.     REPAIRS AND MAINTENANCE.

        a. Tenant, at its sole cost and expense and throughout the term of this Lease, shall keep and maintain the Leased Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all repairs that are necessary to keep and maintain the Leased Premises in good order and condition. All repairs and replacements made by Tenant shall utilize materials and equipment that are equal in



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


quality and usefulness to those originally used in constructing the Building and the Leased Premises.

        b. Landlord shall have the right to inspect the Leased Premises from time to time as it deems, in its sole opinion, necessary, and request that Tenant comply with the terms of this provision. Landlord shall not unreasonably interfere with Tenant's use of the Leased Premises or interrupt Tenant's business operations during inspections. Within thirty (30) days of written notice from Landlord, Tenant shall make, or diligently pursue to completion, all repairs and replacements that are necessary to keep the Leased Premises in the condition provided in (a) above and that it is instructed to make pursuant to Landlord's notice.

        c. In the event Tenant fails to perform its obligations under this Section, Landlord may, after giving the appropriate written notice and cure period, perform on Tenant's behalf and recover the reasonable costs and expenses of said performance from Tenant within ten (10) business days of receipt of an invoice for such costs and expenses from Landlord.

        d. At the expiration or other termination of this Lease, Tenant shall leave the Leased Premises, and during the Term shall keep the same in good order and condition, ordinary wear and tear excepted, to the end that Landlord may again have and repossess the same not later than midnight on the date upon which this Lease or any renewal thereof or extension ends.

16. ADDITIONAL COSTS. Tenant shall pay, in addition to the Rent herein reserved, any and all sums which may become due by reason of the failure of Tenant to comply with any and all covenants of this Lease.

17. DEFAULTS AND REMEDIES. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (each, an "Event of Default"):

        a. If Tenant fails to pay the Rent or make any other payment required to be made by Tenant under this Lease as and when due and such failure continues for ten (10) days after written notice thereof is received by Tenant; or

        b. If Tenant materially violates or fails to perform or otherwise materially breaks any covenant or agreement herein contained and does not cure said violation or failure within thirty (30) days after receipt of written notice or if said condition cannot reasonably be cured within such time period, commences said cure and proceeds diligently to completion; or

        c.    If Tenant abandons the Leased Premises; or

        d. If Tenant fails to vacate and surrender the Leased Premises as required by this Lease upon the expiration of the Term or sooner termination of this Lease; or

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


        e. If Tenant makes an assignment for the benefit of creditors; or whenever Tenant seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties; or whenever permanent or temporary receiver of Tenant for substantially all of the assets of Tenant shall be appointed; or an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor.

18. LANDLORD'S REMEDIES. If there shall occur an Event of Default, and after running of all notice and cure periods, then in addition to any other remedies available to Landlord at law or equity, Landlord may at its option:

        a. Declare due and payable and sue for recovery, all unpaid Rent for the unexpired period of the Term as if by the terms of this Lease the same were payable in advance, together with reasonable legal fees and other reasonable expenses incurred by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder; and/or

        b. Distrain, collect or bring action for such Rent as being rent in arrears, or may enter a money judgment by confession or proceed by an action in ejectment as herein elsewhere provided for in case of rent in arrears, or may file a proof of claim in any bankruptcy or insolvency proceedings for such Rent and other sums due and payable hereunder, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof; and/or

        c. Landlord, or anyone acting on Landlord's behalf may, pursuant to legal process, and after giving reasonable prior notice to Tenant, enter the Leased Premises; and,

        (1) may remove from the Leased Premises all goods and chattels found therein to any other place or location as Landlord may desire and any cost incurred for said removal and any charges made for storage of said goods and chattels at the location to which they are removed Tenant agrees to pay; or

        (2) take immediate possession and may lease the Leased Premises or any part thereof to such person, company, firm or corporation as may in Landlord's reasonable business discretion seem best and Tenant shall be liable for the difference between any such Rents collected and the Rent for the then-current Term under this Lease.

        d. Collect or bring action for such Rent as being rent in arrears or proceed by an action in ejectment as herein elsewhere provided for in case of rent in arrears or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof; and/or


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


        e. Terminate this Lease and recover from Tenant upon demand therefor, unless Tenant has paid the whole of accelerated Rent, as liquidated and agreed upon final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) Rent which would be payable under this Lease for the remainder of the Term from the date of such demand for what would have been the then unexpired Term of this Lease in the absence of such termination, discounted at the rate of 5% per annum, over (b) the then fair market rental value of the Leased Premises as reasonably determined by an independent third party appraiser for the same period, discounted at a like rate. If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

19. REMEDIES CUMULATIVE. All of the remedies hereinbefore given and all rights and remedies under law and equity shall be cumulative and concurrent. No termination of this Lease or the taking or recovering of the Leased Premises shall deprive Landlord of any of its remedies or actions against Tenant for any and all sums due at the time, or which under the terms hereof, would in the future become due, nor shall the bringing of any action for Rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of Rent be construed as a waiver of the right to obtain possession of the Leased Premises. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and not one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

20. RIGHT OF ASSIGNEE OF LANDLORD. The right to enforce all of the provisions of this Lease may be exercised by an assignee of all of Landlord's right, title and interest in this Lease in its, his, her or their own name, provided such assignee also agrees to perform and be responsible for all of the obligations imposed upon Landlord in this Lease.

21. ATTORNMENT. In the event of the sale or assignment of Landlord's interest in the Leased Premises or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, Tenant shall attorn to the purchaser and recognize such purchaser as Landlord under this Lease, provided said Purchaser agrees to perform and be responsible for all of the obligations imposed upon Landlord in this Lease and agrees to enter into an Attornment, Subordination and Non-Disturbance Agreement.

22. SUBORDINATION. At the option of Landlord or Landlord's permanent lender, or both of them, this Lease and Tenant's interest hereunder shall be subject and subordinate at all times to any mortgage or mortgages, deed or deeds of trust, or such other security instrument or instruments, including all renewals, extensions, consolidations, assignments and refinances of the same, as well as all advances made upon the security thereof, which now or hereafter become liens upon the Landlord's fee and/or leasehold interest in the Leased Premises, and/or any and all of the buildings now and hereafter erected to be erected and/or any and all of the land comprising the Property, provided, however, that in each such case, the holder of such other security, the trustee of such deed of trust or holder of such other security instrument shall agree that this Lease shall not be divested or in any way affected by foreclosure or other default proceedings under said mortgage, deed or trust, or other instrument or other obligations secured thereby, so long as Tenant shall not be in default under the terms of this Lease; and Tenant agrees that this Lease shall remain in full force and effect notwithstanding any such default proceedings.

23. EXECUTION OF DOCUMENTS. The above subordination shall be self-executing, but Tenant agrees upon demand to execute such other reasonable document or documents as may be required by a mortgagee, trustee under any deed of trust, or holder of similar security interest or any party to the types of documents enumerated herein for the purpose of subordinating this Lease in accordance with the foregoing. Tenant shall respond to all requests hereunder for Attornment and Subordination Agreements within ten (10) business days of its receipt of written request from Landlord.

24. ESTOPPEL AGREEMENTS. Tenant shall execute an estoppel agreement in favor of any mortgagee or purchaser of Landlord's interest herein, if requested to do so by any mortgagee. Such estoppel agreement shall be in a form reasonably satisfactory to Tenant. Landlord agrees to execute an estoppel agreement, in favor of any assignee or subtenant of Tenant's as permitted hereunder, if requested to do so by Tenant. Such estoppel shall be in the form reasonably requested by such assignee or subtenant and reasonably satisfactory to Landlord.

25. CONDEMNATION. If the whole of the Premises shall be acquired or condemned by eminent domain, or if part of the Leased Premises are taken so that it is impossible for Tenant, in its sole but reasonable opinion, to use the Leased Premises efficiently and economically for the conduct of its business, then the term of this Lease shall cease and terminate as of the date on which possession of the Premises is required to be surrendered to the condemning authority. All Rent shall be paid up to the date of termination.

        If part of the Leased Premises is taken so that the conduct of Tenant's business in Tenant's sole but reasonable opinion is not materially impaired, Landlord shall promptly restore the Building to a complete architectural unit and this Lease shall cease as to the part taken and shall continue as to the part not taken. In that event, the Rent shall be adjusted on a square footage basis to reflect the new size of the Leased Premises.

        Any award for the taking of all or any part of the Premises shall be the property of Landlord whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any separate award paid by the condemning authority for loss of or damage to the value of Tenant's Leasehold Interest, Tenant's trade fixtures, removal of personal property, relocation expenses, loss of goodwill, and the value of any unamortized improvements made by Tenant on or to the Leased Premises.

26. NOTICES. All notices required to be given by either party to the other shall be in writing and addressed as indicated below. All such notices shall be deemed to have been properly given if either (i) served or delivered personally,
(ii) if sent United States certified mail, return receipt requested, postage prepaid, or (iii) sent by Federal Express or other reputable and customarily used overnight delivery service, costs prepaid and deposited with such service prior to the deadline time for next day delivery. Any notice or demand shall be effective and deemed received on the actual day of receipt or refusal thereof. Notices must be addressed as follows:

         Landlord:         Triple Net Investments XIII, L.P.
                           c/o J.G. Petrucci Co, Inc.
                           171 Route 173, Suite 201
                           Asbury, NJ 08802                 Phone:  908-730-6909
                           Attention:  James G. Petrucci    Fax:    908-730-6166

         Tenant:           Paragon Technologies, Inc.
                           600 Kuebler Road
                           Easton, PA 18040                 Phone:  610-252-3205
                           Attention:  William R. Johnson   Fax:    610-252-3102

                  with a copy to:

                           Pepper Hamilton LLP
                           400 Berwyn Park
                           899 Cassatt Road
                           Berwyn, PA  19312                Phone: 610-640-7823
                           Attention:  Cuyler H. Walker     Fax:   610-640-7835

or to such other address which either party may hereafter request in writing by notice given in a like manner.

27. RETURN OF LEASED PREMISES. By the end of the Term, or upon rightful termination of this Lease, the Tenant, at its own expense, shall return the Leased Premises to the Landlord in the same condition as at the beginning of the Term, excluding normal wear and tear and damages which result from a casualty or are the responsibility of Landlord. The Tenant shall perform all acts necessary to comply with the terms of this clause, including, without limitation: (a) removing all of the Tenant's property, (b) removing or leaving, in accordance with the Landlord's written instructions, changes or additions made by the Tenant, (c) repairing all interior partition walls, (d) removing all trash, and
(e) leaving the Leased Premises in broom clean condition. The Tenant shall notify the Landlord two (2) weeks in advance of the termination of any utility service.

         If the Term ends, or if this Lease is rightfully terminated, and if the Tenant has not substantially complied with the terms of this clause, then the Tenant shall continue to pay rent at the rate of 1.75 times the Rent rate in effect when the Term expired until the

Tenant effects compliance, without any right to possession of the Leased
Premises.

         If the Tenant leaves any of the Tenant's property at the Leased Premises after the end of the Term or after the rightful termination of this Lease, then such property shall be deemed to be abandoned. The Landlord may keep and use the Tenant's abandoned property or may sell, store, or dispose of that property, in which case the costs related hereto shall be payable to Landlord within ten (10) business days of receipt of an invoice therefore by Tenant.

28. BINDING EFFECT. All rights and liabilities herein given to, or imposed upon the respective parties hereto, shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties.

29. QUIET ENJOYMENT. Landlord represents and warrants that it is legally empowered to enter into and to execute this Lease and that Tenant, upon paying the Rent, and other charges herein provided for, and observing the keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Leased Premises during the term of this Lease and any extension or renewal thereof with all rights, privileges and for the uses provided herein, subject, however, to the exceptions, reservations and conditions of this Lease.

30. NONEXCLUSIVE USE OF COMMON AREAS. Landlord hereby grants to Tenant the nonexclusive license to use all designated common areas, including, but not limited to, parking areas, kitchens, cafeterias, common hallways, restrooms, HVAC equipment rooms, telephone equipment rooms and telephone equipment and systems, security systems, halon systems, power panels and circuit breaker panels and equipment.

31. MECHANICS LIEN. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Leased Premises or the Property so as to minimize the possibility of a lien attaching to the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialmen's lien upon the Property. Should any such lien or notice of lien be filed for work performed for Tenant, other than by Landlord, Tenant shall bond against or discharge the same within thirty (30) days after the lien or claim is filed or formal notice of said lien or claim has been issued regardless of the validity of such lien or claim. Nothing in this Lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense.

32. SEVERABLE TERMS. If any provision in this Lease is contrary to any law, declared unenforceable or unconstitutional, then the remainder of this Lease shall remain in effect.

33. ENTIRE AGREEMENT. This Lease and any riders and exhibits and addendum that may be attached hereto, set forth all the promises, agreements, conditions and understandings between Landlord or its agents and Tenant relative to the Premises and the Leased Premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

34. MEMORANDUM OF LEASE. The parties hereto agree to execute a Memorandum of Lease Agreement in the form attached hereto as Exhibit B to set forth the legal
                                               ---------
description of the Leased Premises, the Term, and Effective Date and no other terms or conditions of this Lease. Tenant shall at its option, record said Memorandum of Lease Agreement in the applicable jurisdiction at its own cost and expense.

35. REAL ESTATE BROKER'S COMMISSION. Landlord and Tenant represent to one another that there were no brokerage firms or other individuals claiming a commission for this lease transaction. The parties shall indemnify and hold each other harmless against any brokerage claims by any other broker or other person or entity who claims its services were utilized or consulted by the indemnifying party and who claims a commission for any reason.

36. TRASH REMOVAL, JANITORIAL SERVICE AND UTILITIES. Tenant shall contract with a certified hauler and assume all costs associated with trash removal and recycling for waste generated by Tenant at the Leased Premises. Tenant shall pay for all janitorial services furnished to the Leased Premises. If utilities are separately metered, Tenant shall pay for all such services to the Leased Premises, including, but not limited to electric, gas, oil, phone, cable, water and sewer.

37. COMPLIANCE WITH ENVIRONMENTAL LAWS. Landlord represents that to the best of its knowledge the Premises is in compliance with all federal, state and local environmental laws and regulations. Landlord will hold Tenant harmless from any liability, including clean up costs, resulting from environmental conditions that existed on the Premises prior to the Effective Date of the Lease including without limitation legal costs associated with defending itself against any action taken against it as a result of such condition.

        Tenant agrees that it shall not use, release, discharge, deposit or introduce any hazardous materials or substances including petroleum products or derivatives to the Premises except to the extent that such products are in compliance with all applicable laws, ordinances and regulations, and Tenant shall indemnify, defend and hold Landlord harmless from any loss, damage or liability resulting from Tenant's breach of the foregoing including legal costs associated with defending itself against any action taken against it pursuant to the acts or omissions of Tenant.

        Tenant shall immediately supply Landlord with any correspondence from any governing authority regarding environmental matters at the Premises. Prior to Tenant's execution of this Lease, Landlord has supplied Tenant with a copy of a recent Phase One Environmental Audit of the Premises by an environmental consultant reasonably acceptable to Tenant that sets forth an evaluation of the property.

38.     WAIVER OF TRIAL BY JURY

        In the event any issue related to this Lease between Landlord and Tenant results in litigation, both Landlord and Tenant waive the right to a trial by jury.

39.     CONFESSION OF JUDGMENT.

        (a) CONFESSION OF JUDGMENT FOR RENT. TENANT HEREBY EMPOWERS ANY
            -------------------------------
PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT AFTER AN EVENT OF DEFAULT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR RENT AND/OR THE CHARGES, PAYMENTS, COSTS AND EXPENSES HEREIN RESERVED AS RENT, OR HEREIN AGREED TO BE PAID BY TENANT AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR RECOVERY OF SUCH RENT OR OTHER CHARGES OR EXPENSES, AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE THEN DUE AND UNPAID, AND OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT, TOGETHER WITH AN ATTORNEY'S COMMISSION OF FIVE (5%) PERCENT OF THE AMOUNT DUE (BUT NOT LESS THAN $5,000.00). SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF BUT JUDGMENT MAY BE CONFESSED AS AFORSAID FROM TIME TO TIME AFTER SUBSEQUENT EVENTS OF DEFAULT.

        (b) CONFESSION OF JUDGMENT FOR POSSESSION. UPON AN EVENT OF DEFAULT OR
            -------------------------------------
THE EXPIRATION OF THE TERM, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND THEREIN CONFESS JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE LEASED PREMISES, FOR WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION OR OTHER APPROPRIATE WRIT UNDER THE PENNSYLVANIA RULES OF CIVIL PROCEDURE THEN IN EFFECT MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS; PROVIDED, HOWEVER, IF THIS LEASE IS TERMINATED AND POSSESSION OF THE LEASED PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OF DEFAULT OR EVENTS OF DEFAULT, TO BRING

ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE LEASED PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE LEASED PREMISES AS HEREINABOVE PROVIDED.

        (c) PROCEEDINGS. IN ANY ACTION OF EJECTMENT AND/OR RENT, LANDLORD SHALL
            -----------
FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT, SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, AND, IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY OF SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINALS AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN SAID PROCEEDINGS AND ALL LIABILITY THEREOF. IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE PENNSYLVANIA ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE UPON AN EVENT OF DEFAULT, TENANT SPECIFICALLY WAIVES THE RIGHT TO THE THREE (3) MONTHS' NOTICE AND TO THE FIFTEEN (15) OR THIRTY (30) DAYS, NOTICE REQUIRED BY THE PENNSYLVANIA LANDLORD AND TENANT ACT OF 1951, AND AGREES THAT FIVE (5) DAYS NOTICE SHALL BE SUFFICIENT IN EITHER OR ANY SUCH CASE.

        (d) ACKNOWLEDGEMENT OF CONFESSION OF JUDGMENT. TENANT CONFIRMS TO
            -----------------------------------------
LANDLORD THAT (i) THIS LEASE AND THE FOREGOING WARRANTS OF ATTORNEY HAVE BEEN NEGOTIATED AND AGREED UPON IN A COMMERCIAL CONTEXT; (ii) TENANT IS A BUSINESS ENTITY AND ITS PRINCIPALS ARE KNOWLEDGEABLE IN COMMERCIAL MATTERS; (iii) TENANT HAS CONSULTED WITH ITS OWN SEPARATE COUNSEL REGARDING THIS LEASE; (iv) ON THE ADVICE OF ITS OWN SEPARATE COUNSEL, TENANT HAS AGREED TO THE AFORESAID WARRANTS OF ATTORNEYS TO CONFESS JUDGMENT AGAINST TENANT; AND (v) TENANT UNDERSTANDS THAT IT IS WAIVING CERTAIN RIGHTS WHICH IT WOULD OTHERWISE POSSESS.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound to the terms of this Lease, have caused this Lease to be executed the day and year first above written.


TENANT:                                  LANDLORD:

PARAGON TECHNOLOGIES, INC.               TRIPLE NET INVESTMENT XIII, L.P.


By:     /s/ William R. Johnson            By:     /s/ James G. Petrucci
   ------------------------------            ---------------------------------
Name:   William R. Johnson                Name:   /s/ James G. Petrucci
Title:  President & CEO                          -----------------------------
                                          Title:  /s/ Op. Manager of
                                                 -----------------------------
                                                    The General Partner
                                                 -----------------------------
Date:   /s/ 2-21-03                       Date:   /s/ 2-21-03
     ----------------------------                -----------------------------

Attest: /s/ Ronald J. Semanick            Attest: /s/ Gregory T. Rogerson
        --------------------------               -----------------------------

Title:  /s/ CFO                           Title:  /s/ Counsel
        --------------------------               -----------------------------

                                    EXHIBIT A

                                 LEASED PREMISES



                        Diagram of leased office space.

                                    EXHIBIT B

                               MEMORANDUM OF LEASE






                                       N/A